Exhibit 10.2

Notice of Grant of Restricted Stock Units	Wind River Systems, Inc.
and Restricted Stock Unit Agreement	ID: 94-2873391
500 Wind River Way
Alameda, CA 94501

[Name of Employee]	Award Number:	[Award Number]
[Address]	Plan:	2005 Equity Incentive Plan

I.	NOTICE OF GRANT

You have been granted              Restricted Stock Units (the “RSUs”) of Wind River Systems, Inc. (the “Company”). Each such Unit is equivalent to one Share of Common Stock of the Company for purposes of determining the number of Shares subject to this award. None of the RSUs will be issued (nor will you have the rights of a stockholder with respect to the underlying shares) until the vesting conditions described below are satisfied. Additional terms of this grant are as follows:

Date of Grant	, 2007

Vesting Schedule:	[Insert Vesting Schedule]

II.	AGREEMENT

1. Grant. The Company hereby grants to you an award of RSUs, as set forth in the Notice of Grant of Restricted Stock Units and subject to the terms and conditions in this Restricted Stock Unit Agreement (the “Agreement”) and the Company’s 2005 Equity Incentive Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. In the event of conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

2. Company’s Obligation. Each RSU represents the right to receive a Share on the applicable vesting date. Unless and until the RSUs vest, you will have no right to receive Shares under such RSUs. Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Subject to paragraph 4, the RSUs awarded by this Agreement will vest according to the vesting schedule specified above

4. Forfeiture upon Termination as Service Provider. Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if you terminate service as a Service Provider for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company.

5. Payment after Vesting. Any RSUs that vest in accordance with paragraph 3 will be paid to you (or in the event of your death, to his or her estate) in Shares.

6. Tax Withholding. Notwithstanding any contrary provision of this Agreement, no Shares shall be distributed to you unless and until satisfactory arrangements will have been made by you with respect to the payment of income, employment and any other taxes that must be withheld with respect to such Shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit you to satisfy such tax withholding obligation, in whole or in part by one or more of the following: (a)

paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld, (c) delivering to the Company already vested and owned Shares having a value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to you through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.

7. Tax Consultation. You understand that you may suffer adverse tax consequences as a result of your disposition of or vesting in the RSUs. You represent that you have consulted with any tax consultants you deem advisable in connection with the disposition of or vesting in the RSUs and that you are not relying on the Company for any tax advice.

8. Rights as Stockholder. Neither you nor any person claiming under or through you have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to you or your broker.

9. Grant is Not Transferable. This grant may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The terms of the Plan and this RSU Agreement shall be binding upon the your executors, administrators, heirs, successors and assigns.

10. Additional Conditions to Issuance of Stock. No Shares shall be issued pursuant to this Agreement unless such issuance complies with Applicable Laws.

11. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Notice of Grant and RSU Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

12. No Guarantee of Continued Service. YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF RSUs PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED RSUs). YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH YOUR RIGHT OR THE COMPANY’S RIGHT TO TERMINATE YOUR RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By your signature and the signature of the Company’s representative below, you and the Company agree that these RSUs are granted under and governed by the terms and conditions of the Plan and this RSU Agreement. You have reviewed the Plan and this RSU Agreement in their entirety, and have had an opportunity to obtain the advice of counsel prior to executing this RSU Agreement and you fully understand all provisions of the Plan and RSU Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and RSU Agreement. You further agree to notify the Company upon any change in the residence address indicated above.

Wind River Systems, Inc.	Date

[Employee Name]	Date